Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 333-273206) pertaining to the Restricted Stock Unit Plan of Lavoro Limited, and

(2)   Registration Statement (Form F-3 No. 333- 280107) of Lavoro Limited;

of our reports dated December 29, 2025, with respect to the consolidated financial statements of Lavoro Limited and the effectiveness of internal control over financial reporting of Lavoro Limited included in this Annual Report (Form 20-F) for the year ended June 30, 2025.

/s/ ERNST & YOUNG

Auditores Independentes S/S Ltda.

São Paulo, Brazil

December 29, 2025.